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                             PEREGRINE SYSTEMS, INC.
                         REGISTRATION RIGHTS AGREEMENT

                         DATED AS OF FEBRUARY 23, 2000

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TABLE OF CONTENTS

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                                                                            PAGE

SECTION 1 Registration Rights .............................................    1

    1.1  Certain Definitions ..............................................    1
    1.2  Registration under the Securities Act ............................    2
    1.3  Registration Procedures ..........................................    2
    1.4  Indemnification ..................................................    3
    1.5  Information by Holder ............................................    5
    1.6  No Transfer of Registration Rights ...............................    5
    1.7  Potential Issuance of Additional Peregrine Common .................   5
    1.8  Termination of Rights ............................................    6

SECTION 2 Miscellaneous ...................................................    6

    2.1  Assignment .......................................................    6
    2.2  Third Parties ....................................................    6
    2.3  Governing Law ....................................................    6
    2.4  Counterparts .....................................................    6
    2.5  Notices ..........................................................    6
    2.6  Severability .....................................................    7
    2.7  Amendment and Waiver .............................................    7
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                                     -i-

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                            PEREGRINE SYSTEMS, INC.
                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the 23rd day of February 2000, by and among Peregrine Systems, Inc., a Delaware corporation (the "Company"), and SupplyAccess, Inc., a Delaware corporation ("Holder").

                                    RECITALS

     A. Pursuant to that certain Series A Preferred Stock Purchase Agreement, dated as of an even date herewith, by and among Holder, the Company and certain other entities identified therein (the "Series A Agreement"), the Company shall issue, and Holder shall acquire, shares of the Company's Common Stock (the "Peregrine Common").

     B. In order to induce Holder to enter into the Series A Agreement, the parties desire that Holder be granted registration rights with respect to the Peregrine Common issued pursuant to the Series A Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   SECTION 1

                              REGISTRATION RIGHTS

     1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meetings:

     "COMMISSION" shall mean the Securities and Exchange Commission.

     The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "REGISTRATION EXPENSES" shall mean all expenses incurred in complying with
Section 1.2 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration:
PROVIDED, HOWEVER, Registration Expenses shall not include any selling commissions, transfer taxes, or fees and disbursements of Holder's counsel (which expenses shall be borne by Holder and not the Company pursuant to Section 1.2(c) below).

     "REGISTRABLE SECURITIES" means shares of Peregrine Common issued to the Holder pursuant to the Series A Agreement, PROVIDED, HOWEVER, that, if the Company's stock is publicly traded, shares of Peregrine Common shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          Any capitalized term not otherwise defined herein shall have the meanings ascribed to such term in the Series A Agreement.

     1.2 REGISTRATION UNDER THE SECURITIES ACT. Within 10 days of the Initial Closing, the Company will use its best efforts to file a registration statement on Form S-3 for a public offering of the Registrable Securities. Thereafter, the Company will, as soon as practicable, use commercially reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations promulgated under the Securities Act and any other governmental requirements or regulations) to permit or facilitate the sale and distribution of the Registrable Securities.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.2:

               (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

               (ii) if the Company shall furnish to Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use commercially reasonable to file a registration statement shall be deferred for a period not to exceed 60 days from the Initial Closing Date.

          (c) All Registration Expenses incurred in connection with any registration pursuant to Section 1.2 shall be borne by the Company.

     1.3 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) Use its commercially reasonable efforts to cause such registration statement to become and remain effective for at least 14 days, or until the distribution described in the registration statement has been completed;

          (b) Furnished to Holder a reasonable number of copies of the registration statement, final prospectus and such other documents as Holder may reasonably request;

          (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act;

          (d) Notify Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, and then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, in which event the effective period under Section 1.3(a) above shall be extended for the same number of days as the number required by the Company to correct such prospectus; and

          (e)  Cause all such Registrable Securities registered under this
Section 1 to be listed on the Nasdaq National Market.

     1.4  INDEMNIFICATION.

          (a) The Company will indemnify and hold harmless Holder, each of its officers and directors and partners and members, and each person controlling Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1 against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse (on an as incurred basis), Holder, each of its officers and directors and partners and members, and each person controlling Holder, for any reasonable legal and other expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder and stated to be specifically for use therein; and PROVIDED, FURTHER, that the

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Company will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of the Company's failure to provide such prospectus (as amended or supplemented).

          (b) Holder will indemnify the Company, each of its directors and officers and each person who controls the Company within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company and such directors, officers and partners and members, persons, or control persons of the Company for any reasonable legal or other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder and stated to be specifically for use therein; PROVIDED, HOWEVER, that the liability of Holder for indemnification under this Section 1.4(b) shall not exceed the proceeds from the offering received by Holder, after deducting any reasonable commissions incurred with respect to such sale.

          (c) Each party entitled to indemnification under this Section 1.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

          (d) If the indemnification provided for in this Section 1.4 is for any reason not available to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as will as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or the alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The liability of Holder under this Section
1.4 (d) shall not exceed the proceeds from the offering received by Holder, after deducting any reasonable selling commissions incurred with respect to such sale.

     1.5 INFORMATION BY HOLDER. Holder shall furnish to the Company such information regarding Holder, the Registrable Securities held by it, the manner in which Holder holds any securities of the Company, and the distribution proposed by Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     1.6 NO TRANSFER OF REGISTRATION RIGHTS. Holder's rights under this Agreement may not be assigned or transfered to any third party.

     1.7 POTENTIAL ISSUANCE OF ADDITIONAL PEREGRINE COMMON. Notwithstanding the foregoing or any provision in the Series A Agreement, the parties hereby agree that if Holder sells all, but not less than all, of the shares of Peregrine Common it received under the Series A Agreement within the 14 day period specified in Section 1.4(a) above and the proceeds Holder receives from such sale, after deducting all reasonable selling commissions incurred in connection therewith (the "Net Proceeds"), are less than $9,000,000, then Peregrine agrees to deliver to Holder an amount equal to the difference between $9,000,000 and the Net Proceeds (the "Conditional Payment") within 10 days of receiving written notice from Holder written notice from the Company signed by the President of Holder (A) specifying that Holder has sold the shares of Peregrine Common issued to Holder on the Initial Closing (as such term is defined in the Series A Agreement); (B) specifying that the net proceeds from such sale were less than $9,000,000 (and specifying the amount of such difference); and (C) requesting that Peregrine that make the Conditional Payment to the Company in the form of cash or additional shares of Peregrine Common. At its sole election, Peregrine shall make such Conditional Payment by check, wire transfer in immediately available funds to the bank account or accounts specified by the Company or by issuing additional shares of Peregrine Common; PROVIDED, HOWEVER, that Holder agrees that any such shares of Peregrine Common shall be issued subject to the Holder's representations and warranties (relating to the issuance of unregistered securities) and covenants (relating to the transfer of unregistered securities) set forth in Sections 2.22, 8.10, 8.11 and 8.12 of the Series A Agreement (and Holder agrees to execute any documents or agreements Peregrine may reasonably request relating to the foregoing). Any shares of Peregrine Common so issued (the "Additional Shares") will be valued at the closing sales price of Peregrine Common as reported on the Nasdaq National Market the business day prior to the delivery of the Conditional Payment. The Additional Shares shall be deemed Registrable Securities under this Agreement and the parties agree that the Company's obligation to file a registration statement on Form S-3 under Section 1.2 to register such Additional Shares will be 10 days from the date the Additional Shares were issued to Holder. Holder agrees that regardless of the proceeds it receives from the sale of the Additional Shares, Peregrine shall have no further obligation to make any additional payment in shares of Peregrine Common and that any additional obligations of Peregrine with respect to such Additional Shares (other than the registration rights governed by this Agreement) shall be governed by the provisions of Section 1.2(c)(ii) and (iii) of the Series A Agreement.

     1.8 TERMINATION OF RIGHTS. Holder shall no longer be entitled to exercise any right provided for in this Section 1 one year after the date of this Agreement.

                                   SECTION 2

                                 MISCELLANEOUS

     2.1 ASSIGNMENT. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties to this Agreement.

     2.2 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties to this Agreement, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     2.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California in the United States of America without giving effect to the conflicts of laws principles thereof.

     2.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.5 NOTICES. All notices and other communications required or permitted under this Agreement shall be transmitted via facsimile and mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to Holder, at the facsimile number and address set forth below:

          SupplyAccess, Inc.
          100 No. Sepulveda Blvd.
          9th Floor
          Telephone: (310) 725-5205
          Facsimile: (310) 725-5289

or as Holder shall have furnished to the Company in writing or (b) if to the Company, one copy should be sent to its offices and addressed to the attention of the Chief Executive Officer, or at such other facsimile number and address as the Company shall have furnished to Holder.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally; upon confirmation of successful transmission if sent via facsimile; or, if sent by mail, at the earlier of its receipt or three days after the same has been deposited in the United States mail, addressed and postage prepaid as aforesaid.

     2.6 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

     2.7 AMENDMENT AND WAIVER. Any provision of this Agreement may be amended or waived with the written consent of the Company and Holder.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, the parties hereto have executed this Registration
Rights Agreement as of the day and year first above written.


"COMPANY":                              PEREGRINE SYSTEMS, INC.
                                        a Delaware corporation


                                        /s/ Richard T. Nelson
                                        -------------------------------------
                                        Signature

                                        Richard T. Nelson
                                        -------------------------------------
                                        Print Name of Signatory

                                        V.P.
                                        -------------------------------------
                                        Title

"HOLDER":                               SUPPLYACCESS, INC.
                                        a Delaware corporation


                                        /s/ Authorized Signature
                                        -------------------------------------
                                        Signature


                                        -------------------------------------
                                        Print Name of Signatory


                                        -------------------------------------
                                        Title